                                                                     Exhibit 4.1
================================================================================

                             MASSEY ENERGY COMPANY,

                                   as Issuer,

                          THE GUARANTORS PARTY HERETO,

                                 as Guarantors,

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

                                   -----------

                                    INDENTURE

                          Dated as of November 10, 2003

                                   -----------

                                  $360,000,000

                          6.625% Senior Notes due 2010

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                         Indenture
Section                                                        Section
-------                                                        -------
310  (a)(1) ................................................ 7.10
     (a)(2) ................................................ 7.10
     (a)(3) ................................................ N.A.
     (a)(4) ................................................ N.A.
     (a)(5) ................................................ N.A.
     (b) ................................................... 7.08; 7.10
     (b)(1) ................................................ 7.10
     (c) ................................................... N.A.
311  (a) ................................................... 7.11
     (b) ................................................... 7.11
     (c) ................................................... N.A.
312  (a) ................................................... 2.06
     (b) ................................................... 11.03
     (c) ................................................... 11.03
313  (a) ................................................... 7.06
     (b)(1) ................................................ N.A.
     (b)(2) ................................................ 7.06
     (c) ................................................... 7.06; 11.02
     (d) ................................................... 7.06
314  (a) ................................................... 4.02; 4.04; 11.02
     (b) ................................................... N.A.
     (c)(1) ................................................ 11.04
     (c)(2) ................................................ 11.04
     (c)(3) ................................................ N.A.
     (d) ................................................... N.A.
     (e) ................................................... 11.05
     (f) ................................................... N.A.
315  (a) ................................................... 7.01(b)
     (b) ................................................... 7.05; 11.02
     (c) ................................................... 7.01(a)
     (d) ................................................... 7.01(c)
     (e) ................................................... 6.12
316  (a) (last sentence) ................................... 2.10
     (a)(1)(A) ............................................. 6.05
     (a)(1)(B) ............................................. 6.04
     (a)(2) ................................................ N.A.
     (b) ................................................... 6.08
     (c) ................................................... 8.04
317  (a)(1) ................................................ 6.09
     (a)(2) ................................................ 6.10
     (b) ................................................... 2.05; 7.12
318  (a) ................................................... 11.01


-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions. .............................................   1
SECTION 1.02      Other Definitions. .......................................  29
SECTION 1.03      Incorporation by Reference of Trust Indenture Act. .......  30
SECTION 1.04      Rules of Construction. ...................................  31

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01      Amount of Notes. .........................................  31
SECTION 2.02      Form and Dating. .........................................  32
SECTION 2.03      Execution and Authentication. ............................  32
SECTION 2.04      Registrar and Paying Agent. ..............................  33
SECTION 2.05      Paying Agent To Hold Money in Trust. .....................  34
SECTION 2.06      Holder Lists. ............................................  34
SECTION 2.07      Transfer and Exchange. ...................................  34
SECTION 2.08      Replacement Notes. .......................................  35
SECTION 2.09      Outstanding Notes. .......................................  36
SECTION 2.10      Treasury Notes. ..........................................  36
SECTION 2.11      Temporary Notes. .........................................  36
SECTION 2.12      Cancellation. ............................................  37
SECTION 2.13      Defaulted Interest. ......................................  37
SECTION 2.14      CUSIP Number. ............................................  37
SECTION 2.15      Deposit of Moneys. .......................................  38
SECTION 2.16      Book-Entry Provisions for Global Notes. ..................  38
SECTION 2.17      Special Transfer Provisions. .............................  40
SECTION 2.18      Computation of Interest. .................................  42
SECTION 2.19      Issuance of Additional Notes. ............................  42

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01      Election To Redeem; Notices to Trustee. ..................  43
SECTION 3.02      Selection by Trustee of Notes To Be Redeemed. ............  43
SECTION 3.03      Notice of Redemption. ....................................  43
SECTION 3.04      Effect of Notice of Redemption. ..........................  44

                                                                            Page
                                                                            ----
SECTION 3.05      Deposit of Redemption Price. .............................  45
SECTION 3.06      Notes Redeemed in Part. ..................................  45
SECTION 3.07      Optional Redemption. .....................................  45
SECTION 3.08      Purchase of Notes. .......................................  46

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01      Payment of Notes. ........................................  46
SECTION 4.02      Reports to Holders. ......................................  46
SECTION 4.03      Waiver of Stay, Extension or Usury Laws. .................  47
SECTION 4.04      Compliance Certificate. ..................................  47
SECTION 4.05      Taxes. ...................................................  48
SECTION 4.06      Limitations on Additional Indebtedness. ..................  48
SECTION 4.07      Limitations on Restricted Payments. ......................  50
SECTION 4.08      Limitations on Liens. ....................................  53
SECTION 4.09      Limitations on Transactions with Affiliates. .............  53
SECTION 4.10      Limitation on Asset Sales. ...............................  55
SECTION 4.11      Limitation on the Issuance or Sale of Equity Interests
                     of Restricted Subsidiaries. ...........................  58
SECTION 4.12      Limitations on Dividend and Other Restrictions Affecting
                     Restricted Subsidiaries. ..............................  58
SECTION 4.13      [Reserved] ...............................................  59
SECTION 4.14      Legal Existence. .........................................  59
SECTION 4.15      Change of Control Offer. .................................  60
SECTION 4.16      [Reserved] ...............................................  62
SECTION 4.17      [Reserved] ...............................................  62
SECTION 4.18      Limitations on Layering Indebtedness. ....................  62
SECTION 4.19      Limitations on Designation of Unrestricted Subsidiaries ..  62
SECTION 4.20      Limitations on Sale and Leaseback Transactions. ..........  63

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01      Limitation on Mergers, Amalgamations,
                     Consolidations, Etc. ..................................  64

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

SECTION 6.01      Events of Default. .......................................  66

                                                                            Page
                                                                            ----
SECTION 6.02      Acceleration. ............................................  68
SECTION 6.03      Other Remedies. ..........................................  68
SECTION 6.04      Waiver of Past Defaults and Events of Default. ...........  69
SECTION 6.05      Control by Majority. .....................................  69
SECTION 6.06      Limitation on Suits. .....................................  69
SECTION 6.07      No Personal Liability of Directors, Officers, Employees
                     and Stockholders. .....................................  70
SECTION 6.08      Rights of Holders To Receive Payment. ....................  70
SECTION 6.09      Collection Suit by Trustee. ..............................  70
SECTION 6.10      Trustee May File Proofs of Claim. ........................  71
SECTION 6.11      Priorities. ..............................................  71
SECTION 6.12      Undertaking for Costs. ...................................  71

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01      Duties of Trustee. .......................................  72
SECTION 7.02      Rights of Trustee. .......................................  73
SECTION 7.03      Individual Rights of Trustee. ............................  74
SECTION 7.04      Trustee's Disclaimer. ....................................  74
SECTION 7.05      Notice of Defaults. ......................................  75
SECTION 7.06      Reports by Trustee to Holders. ...........................  75
SECTION 7.07      Compensation and Indemnity. ..............................  75
SECTION 7.08      Replacement of Trustee. ..................................  77
SECTION 7.09      Successor Trustee by Consolidation, Merger, Etc. .........  78
SECTION 7.10      Eligibility; Disqualification. ...........................  78
SECTION 7.11      Preferential Collection of Claims Against Issuer. ........  78
SECTION 7.12      Paying Agents. ...........................................  78

                                 ARTICLE EIGHT

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01      Without Consent of Holders. ..............................  79
SECTION 8.02      With Consent of Holders. .................................  79
SECTION 8.03      Compliance with Trust Indenture Act. .....................  81
SECTION 8.04      Revocation and Effect of Consents. .......................  81
SECTION 8.05      Notation on or Exchange of Notes. ........................  82
SECTION 8.06      Trustee To Sign Amendments, Etc. .........................  82

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

                                                                            Page
                                                                            ----
SECTION 9.01      Discharge of Indenture. ..................................  82
SECTION 9.02      Legal Defeasance. ........................................  83
SECTION 9.03      Covenant Defeasance. .....................................  84
SECTION 9.04      Conditions to Legal Defeasance or Covenant Defeasance. ...  84
SECTION 9.05      Deposited Money and U.S. Government Obligations To Be
                     Held in Trust; Other Miscellaneous Provisions. ........  85
SECTION 9.06      Reinstatement. ...........................................  86
SECTION 9.07      Moneys Held by Paying Agent. .............................  86
SECTION 9.08      Moneys Held by Trustee. ..................................  86

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01     Note Guarantee. ..........................................  87
SECTION 10.02     Execution and Delivery of Note Guarantee. ................  89
SECTION 10.03     Limitation of Note Guarantee. ............................  89
SECTION 10.04     Additional Guarantors. ...................................  90
SECTION 10.05     Release of Guarantor. ....................................  90
SECTION 10.06     Waiver of Subrogation. ...................................  91

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01     Trust Indenture Act Controls. ............................  91
SECTION 11.02     Notices. .................................................  92
SECTION 11.03     Communications by Holders with Other Holders. ............  93
SECTION 11.04     Certificate and Opinion as to Conditions Precedent. ......  93
SECTION 11.05     Statements Required in Certificate and Opinion. ..........  93
SECTION 11.06     Rules by Trustee and Agents. .............................  94
SECTION 11.07     [Reserved]. ..............................................  94
SECTION 11.08     Governing Law. ...........................................  94
SECTION 11.09     Agent for Service; Submission to Jurisdiction; Waiver
                     of Immunities. ........................................  94
SECTION 11.10     No Adverse Interpretation of Other Agreements. ...........  95
SECTION 11.11     No Recourse Against Others. ..............................  95
SECTION 11.12     Successors. ..............................................  96
SECTION 11.13     Multiple Counterparts. ...................................  96

                                                                            Page
                                                                            ----
SECTION 11.14     Table of Contents, Headings, Etc. ........................  96
SECTION 11.15     Separability. ............................................  96

                                    EXHIBITS

Exhibit A.        Form of Note ............................................. A-1
Exhibit B.        Form of Private Placement Legend ......................... B-1
Exhibit C.        Form of Legend for Global Note ........................... C-1
Exhibit D.        Form of Certificate To Be Delivered in Connection
                     with Transfers to Non-QIB Institutional Accredited
                     Investors ............................................. D-1
Exhibit E.        Form of Certificate To Be Delivered in Connection with
                     Transfers Pursuant to Regulation S .................... E-1
Exhibit F.        Form of Note Guarantee ................................... F-1

         INDENTURE, dated as of November 10, 2003, between MASSEY ENERGY COMPANY, a Delaware corporation, as issuer (the "Issuer"), the Guarantors (as defined herein) and WILMINGTON TRUST COMPANY, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 Definitions.

         "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

         "Additional Notes" means, subject to the Issuer's compliance with
Section 4.06, 6.625% Senior Notes due 2010, if any, issued from time to time after the Issue Date pursuant to Section 2.19.

         "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

         "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

         "asset" means any asset or property.

         "Asset Acquisition" means

         (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

         (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

         (1) transfers of cash or Cash Equivalents;

         (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

         (3) Permitted Investments and Restricted Payments permitted under
     Section 4.07;

         (4) the creation or realization of any Permitted Lien;

         (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

         (6) sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity; and

         (7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if, after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5 million.

         "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the implied rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

         "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Guarantor, as appropriate, and to be in full force and effect, and, as so certified, delivered to the Trustee.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the Corporate Trust Office are authorized or required by law to close.

         "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means:

         (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

         (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any U.S. financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and assigned at least a "B" rating by Thomson Financial BankWatch;

         (3) commercial paper maturing no more than 180 days from the date of purchase thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by S&P, or at least P-2 by Moody's;

         (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

         (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

         "Change of Control" means the occurrence of any of the following events:

         (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

         (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

         (3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

         (4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

         "Company Request" means any written request signed in the name of the Issuer by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

         "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

         (1) Consolidated Net Income, plus

         (2) in each case only to the extent deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

                  (a) Consolidated Income Tax Expense,

                  (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Fixed Charges),

                  (c) Consolidated Depreciation Expense (but only to the extent not included in Consolidated Fixed Charges),

                  (d) Consolidated Fixed Charges, and

                  (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

         (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (excluding any non-cash items which will be received in cash or resulted in or will result in cash savings in current or future periods) for such period.

         "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Issuer and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

         (1) all intercompany items between the Issuer and any Restricted Subsidiary, and

         (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

         "Consolidated Depreciation Expense" for any period means the depreciation expense and depletion expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

         (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds therefrom) and any repayment of other Indebtedness or redemption of other Preferred Stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

         (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

         If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

         (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

         (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

         (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

         "Consolidated Fixed Charges" for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and shall also include, without duplication,

         (1) imputed interest on Capitalized Lease Obligations, obligations under conditional sale and other title retention programs and Attributable Indebtedness,

         (2) commissions and discounts owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

         (3) the net costs associated with Hedging Obligations of the type described in clause (1) of the definition thereof,

         (4) amortization of debt issuance costs and debt discount or premium (other than write-offs resulting from the acceleration of deferred financing costs),

         (5) the interest portion of any deferred payment obligations,

         (6) all other non-cash interest expense,

         (7) capitalized interest,

         (8) the product of (a) all dividend payments on any series of Preferred Stock of the Issuer or any Restricted Subsidiary (other than any such Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), to the extent not deductible or creditable for tax purposes multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

         (9) all interest payable with respect to discontinued operations,

         (10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary but solely to the extent such Person is in default under such Indebtedness or such interest is currently payable by the Issuer or any Restricted Subsidiary, and

         (11) all interest payable with respect to any Indebtedness (other than any such Indebtedness held by the Issuer or a Wholly-Owned Restricted Subsidiary) of the Issuer or any Restricted Subsidiary to the extent such Indebtedness is treated as equity in accordance with GAAP;

provided that, notwithstanding the foregoing, any interest or dividends of the type described in this definition shall be excluded from Consolidated Fixed Charges to the extent paid in shares of the Issuer's Qualified Equity Interests.

         "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

         (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

         (2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

         (3) the net income of any Restricted Subsidiary that is not a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the

     Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

         (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

         (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale by the Issuer or any Restricted Subsidiary; and

         (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

         In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of Section 4.07 or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

         "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

         (1) minority interests in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

         (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Issuer;

         (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

         (4) unamortized debt discount and expenses and other unamortized deferred financing charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization expenses and other intangible items;

         (5) treasury stock;

         (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and

         (7) Investments in and assets of Unrestricted Subsidiaries (other than the Fair Market Value of Investments in Securitization Entities).

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is as set forth in Section 11.02.

         "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of Section 4.06.

         "Credit Agreement" means one or more debt facilities, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

         "Designation" has the meaning given to this term in Section 4.19.

         "Designation Amount" has the meaning given to this term in Section
4.19.

         "Disqualified Equity Interests" of any Person means any Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, shall not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that is not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.15 and such Equity Interests specifically provides that the Issuer shall not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under Section 4.15.

         "Dissolving Subsidiaries" means Massey Coal Capital Corporation; Massey Capital Management Corporation; Sprouse Creek Venture Capital Corp.; Preferred Management Capital Corp.; Monongahela Venture Capital Corp.; New River Capital Corp.; Marshall Venture Capital Corp.; and Bluestone Venture Capital Corp.

         "DTC" means The Depository Trust Company, its nominee or successor.

         "Eastman Facility Assets" means the coal handling facility constructed by Tennessee Energy Corp. at Eastman Chemical Company's Kingsport, Tennessee plant, and all locomotive(s), all equipment, parts and supplies incorporated into such facility by Tennessee Energy Corp. and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

         "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that Equity Interests shall not be deemed to include stock appreciation rights, phantom shares or similar rights granted to employees, officers or directors of the Issuer and Restricted Subsidiaries pursuant to the Issuer's compensation plans and programs.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

         "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of this Indenture.

         "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

         "Guarantors" means each Restricted Subsidiary of the Issuer that is required to become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Note Guarantee.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) foreign exchange contracts, currency swap agreements or other similar agreement or arrangement, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

         "Holder" means any registered holder, from time to time, of the Notes.

         "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

         "Indebtedness" of any Person at any date means, without duplication:

         (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of assets;

         (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

         (6) all Capitalized Lease Obligations of such Person;

         (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

         (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

         (9) all Attributable Indebtedness;

         (10) all Hedging Obligations of such Person; and

         (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

         For the avoidance of doubt, "Indebtedness" of any Person shall not include:

         (i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

         (ii) deferred tax obligations;

         (iii) minority interest;

         (iv) uncapitalized interest;

         (v) obligations in respect of reclamation, workers compensation, including black lung, pension and retiree health care;

         (vi) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business;

         (vii) obligations arising under operating leases; and

         (viii) obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

         Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

         "Indenture" means this Indenture as amended, restated or supplemented from time to time.

         "Independent Director" means a director of the Issuer who

         (1) has no financial interest in the transaction at issue;

         (2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

         (3) has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit from the Issuer or any of its Affiliates, other than directors' fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer's or Affiliate's board and board committee meetings.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's

Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

     "Initial Purchasers" means UBS Securities LLC, Citigroup Global Markets Inc. and PNC Capital Markets, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

     "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

     "Interest Payment Date" means each semiannual interest payment date on May 15 and November 15 of each year, commencing May 15, 2004.

     "Investment Grade" designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

     "Investments" of any Person means:

         (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

         (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

         (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

         (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

     Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.19. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors.

The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt instruments of the Issuer or any wholly-owned Subsidiary shall be deemed not to be Investments.

         "Issue Date" means the date on which the Notes are originally issued.

         "Joint Venture Subsidiary" means CoalSolv, LLC, a Virginia limited liability company.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "Maturity Date" means November 15, 2010.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

         (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

         (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

         (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

         (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

         (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted

     Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds;

provided, that the term "Net Available Proceeds" shall not include the proceeds of any Asset Sale entered into during any Suspension Period.

         "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

         (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they shall not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

         "Note Guarantee" means a guarantee of the Notes by a Guarantor.

         "Notes" means the 6.625% Senior Notes due 2010 issued by the Issuer, including, without limitation, the Original Notes, Additional Notes, if any, the Private Exchange Notes, if any, and the Exchange Notes, constituting a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering pursuant to the Offering Memorandum of the Notes to be issued on the Issue Date.

         "Offering Memorandum" means the Offering Memorandum dated November 5, 2003 pursuant to which the Notes issued on the Issue Date were offered.

         "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, including the matters required by Section
11.05 and delivered to the Trustee.

         "Original Notes" means $360.0 million of Notes issued on the Issue
Date.

         "Outstanding Receivables Amount" means the sum of (i) the aggregate uncollected balances of the receivables transferred in Qualified Securitization Transactions (the "Transferred Receivables") plus (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the Issuer or a Restricted Subsidiary.

         "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

         "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy-related businesses, ash disposal, environmental remediation and development of related real estate assets, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses and activities of the Company and its Subsidiaries, as of the date of this Indenture and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "Permitted Investment" means:

         (1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

         (2) Investments in the Issuer by any Restricted Subsidiary;

         (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

         (4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph of Section 4.06;

         (5) Cash Equivalents;

         (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

         (7) Investments in securities of trade creditors or customers received pursuant to any plan of compromise, arrangement or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

         (9) lease, utility and other similar deposits in the ordinary course of business;

         (10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

         (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

         (12) Investments in joint ventures in an aggregate amount not to exceed at any one time outstanding 5% of Consolidated Net Tangible Assets;

         (13) any Investment by the Issuer or a Restricted Subsidiary in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Restricted Subsidiaries;

         (14) any Investment existing on the date of this Indenture (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

         (15) guarantees (including Guarantees) of Indebtedness permitted under
     Section 4.06; and

         (16) other Investments in an aggregate amount not to exceed $50 million at any one time outstanding.

     The amount of Investments outstanding at any time shall be deemed to be reduced:

         (a) upon the disposition or repayment of or return on any Investment, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

         (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding.

         "Permitted Liens" means the following types of Liens:

         (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (2) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics', landlords', lessor's, materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens;

         (3) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (5) judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

         (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights) or immaterial imperfections of title and any and all matters and exceptions to title that are or would be shown on a title insurance policy or a lawyer's title opinion, in each case which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

         (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

         (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

         (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

         (10) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

         (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases or subleases;

         (12) Liens securing all of the Notes and Liens securing any Note Guarantee;

         (13) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

         (14) Liens in favor of the Issuer or any Restricted Subsidiary;

         (15) Liens securing Indebtedness and other obligations under the Credit Agreement;

         (16) Liens securing Purchase Money Indebtedness and Liens securing Capitalized Lease Obligations to the extent such Liens do not extend to any property or assets other than the property or assets acquired with proceeds of such Indebtedness;

         (17) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

         (18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

         (19) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in this definition; provided that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

         (20) Liens existing on the Issue Date;

         (21) Liens on accounts receivable, inventory, books, records and supporting obligations, contracts and other rights related thereto and Cash Equivalents securing Hedging Obligations incurred in compliance with clause
     (4) of Section 4.06;

         (22) the right reserved to or vested in any governmental entity by any statutory provisions, or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

         (23) any Liens resulting from security given to a public utility or governmental entity when required by such utility or governmental entity in connection with the operation of the business of such Person;

         (24) covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

         (25) Liens arising or that may be deemed to arise on accounts receivable, books, records and contracts, supporting obligations and other rights related thereto in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

         (26) Liens to secure Attributable Indebtedness, that qualifies as Purchase Money Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

         (27) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

         (28) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

         (29) Liens on Cash and Cash Equivalents of up to $205 million securing letters of credit of the types described under clause (6) of the definition of Permitted Indebtedness;

         (30) Liens on Eastman Facility Assets and Westvaco Facility Assets; and

         (31) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed at any one time outstanding 5% of Consolidated Net Tangible Assets.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

         "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

         "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other preferred or preference equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

         "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

         "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

         "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

         "Private Placement Legend" means a legend in the form set forth in Exhibit B.

         "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

         "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Restricted Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

         "Qualified Equity Interests" means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

         "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, books, records, and supporting obligations, contracts and other rights relating thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

         "Rating Agencies" means S&P and Moody's.

         "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.07.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

         "Redesignation" has the meaning given to such term in Section 4.19.

         "refinance" means to refinance, repay, prepay, replace, renew or refund.

         "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the net proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness") in an amount not in excess of the amount of the Refinanced Indebtedness so repaid or amended plus costs and expenses associated therewith (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

         (1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

         (2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be;

         (3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

         (4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

         (5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

         "Registration Rights Agreement" means the Registration Rights Agreement dated November 10, 2003 among the Issuer, the Guarantors and the Initial Purchasers, as amended from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S-X" means Regulation S-X promulgated under the Securities Act.

         "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Note" has the same meaning as "restricted security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

         "Restricted Payment" means any of the following:

         (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

         (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

         (3) any Investment other than a Permitted Investment; or

         (4) any redemption prior to 91 days before the scheduled maturity or prior to 91 days before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "Restricted Payments Basket" has the meaning given to such term in the first paragraph of Section 4.07.

         "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Securitization Entity" means any Unrestricted Subsidiary or Person that is not a Subsidiary of the Company, in each case that is exclusively engaged in Qualified Securitization Transactions and activities relating directly thereto.

         "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

         "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

         "Subsidiary" means, with respect to any Person:

         (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

         "Suspension Period" means any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture.

         "Tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Unrestricted Subsidiary" means (1) as of the Issue Date, the Dissolving Subsidiaries, the Joint Venture Subsidiary and any Securitization Entity in existence as of the Issue Date, (2) any other Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.19 and (3) any other Subsidiary of an Unrestricted Subsidiary.

         "U.S." and "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

         "Westvaco Facility Assets" means the coal handling facility constructed at Westvaco Corporation's Covington, Virginia plant, including all assets necessary to operate such coal handling facility, and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

         "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

     Section 1.02 Other Definitions.

         The definitions of the following terms may be found in the sections indicated as follows:

                Term                                          Defined in Section
                ----                                          ------------------
"actual knowledge" ...................................             7.02
"Affiliate Transaction" ..............................             4.09
"Change of Control Offer" ............................             4.15(a)
"Change of Control Payment Date" .....................             4.15(b)
"Change of Control Purchase Price" ...................             4.15(a)
"Covenant Defeasance" ................................             9.03
"DTC Agent Members" ..................................             2.16(a)
"Events of Default" ..................................             6.01
"Excess Proceeds" ....................................             4.10
"Global Notes" .......................................             2.16(a)
"Legal Defeasance" ...................................             9.02
"Net Proceeds Deficiency" ............................             4.10
"Net Proceeds Offer" .................................             4.10
"Offered Price" ......................................             4.10
"Other Notes" ........................................             2.02
"Outstanding Receivables Amount" .....................             1.01
"Pari Passu Indebtedness Price " .....................             4.10
"Paying Agent" .......................................             2.04
"Payment Amount" .....................................             4.10
"Permitted Indebtedness" .............................             4.06
"Refinanced Indebtedness" ............................             1.01
"Register" ...........................................             2.04
"Registrar" ..........................................             2.04
"Regulation S Global Note" ...........................             2.16(a)
"Regulation S Notes" .................................             2.02
"Restricted Global Note" .............................             2.16(a)
"Rule 144A Notes" ....................................             2.02
"Successor" ..........................................             5.01
"Transaction Date" ...................................             1.01
"Transferred Receivables" ............................             1.01

     Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings therein assigned to them.

     Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

         (b) "or" is not exclusive;

         (c) words in the singular include the plural, and in the plural include the singular;

         (d) words used herein implying any gender shall apply to all genders;

         (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subsection;

         (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with the definition of GAAP set forth in Section 1.01;

         (g) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES

     Section 2.01 Amount of Notes.

         The Trustee shall authenticate Original Notes for original issue on the Issue Date in the aggregate principal amount of $360,000,000 upon receipt of a written order of the Issuer in the form of an Officers' Certificate of the Issuer. In addition, the Trustee or an authenticating agent shall, upon receipt of a written order of the Issuer in the form of an Officer's Certificate of the Issuer, authenticate Additional Notes in accordance with Section 2.19; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with the authentication of such Additional Notes. Such written order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.19, such Officer's Certificate of the Issuer shall certify that such issuance shall not be prohibited by Section 4.06.

         Upon receipt of a Company Request and an Officers' Certificate of the Issuer certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective under the Securities Act and that the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $360,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

     Section 2.02 Form and Dating.

         The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B and Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit
B. Notes transferred pursuant to Section 2.17(a) ("Other Notes") shall be represented by a Physical Note bearing the Private Placement Legend. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Exchange Notes issued by the Issuer shall be substantially in the form set forth in Exhibit A (but shall not contain paragraph 9 thereof).

         The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of the Notes conflicts with the provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     Section 2.03 Execution and Authentication.

         One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Company Request for authentication and delivery of such Notes, and the Trustee, in accordance with such Company Request, shall authenticate and deliver such Notes.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         Upon prior notice to, and approval by (which approval shall not be unreasonably withheld), the Issuer, the Trustee may appoint an authenticating agent to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

     Section 2.04 Registrar and Paying Agent.

         The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the "Register") of the names and address of the Holders and the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer shall enter into an appropriate agency agreement, which shall incorporate applicable provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

         The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demand (subject to Section 11.09) in connection with the Notes and this Indenture.

     Section 2.05 Paying Agent To Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or any Guarantor), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes or any Guarantor) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in clause (1) or (2) of Section 6.01 hereof, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 2.06 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Such list shall be in written form or any other form capable of being converted into written form within a reasonable time. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. The Trustee may rely on the lists of Holders provided by the Issuer.

     Section 2.07 Transfer and Exchange.

         Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request in accordance with Section 2.03 hereof. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.15 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of (i) any Note for a period of 15 days immediately preceding the mailing of a notice of redemption of Notes to be redeemed, (ii) of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part, or (iii) any Note between a record date and the next succeeding Interest Payment Date.

         Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

         Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities laws.

         Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any U.S. federal or state securities laws.

     Section 2.08 Replacement Notes.

         If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if (a) the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (b) the requirements of Section 8-405 of the New York Uniform Commercial Code (or applicable provision at the time of such replacement) are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, any Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

         In case any such mutilated, destroyed, lost or stolen Note has become, or shall become within 30 days, due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

     Section 2.09 Outstanding Notes.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

         If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     Section 2.10 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Person directly or indirectly controlling or controlled by or under common control with the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which the Trustee has received an Officers' Certificate of the Issuer stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

     Section 2.11 Temporary Notes.

         Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced in any authorized denomination. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, omissions, substitutions and other variations that the Issuer considers appropriate for temporary Notes and that the Issuer shall have identified to the Trustee in writing. Without unreasonable delay, the Issuer shall pre-pare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

     Section 2.12 Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes and deliver a certificate of destruction thereof to the Issuer unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

     Section 2.13 Defaulted Interest.

         If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with paragraph 1 of the Notes, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.14 CUSIP Number.

         The Issuer in issuing the Notes may use one or more "CUSIP" or "ISIN" numbers, and if so, each such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP or ISIN number.

     Section 2.15 Deposit of Moneys.

         Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be. Except as otherwise provided herein, the principal and interest on Global Notes shall be payable to DTC or the nominee of DTC, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

     Section 2.16 Book-Entry Provisions for Global Notes.

         (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall each bear a legend as set forth in Exhibit C. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, in each case, for credit to an account of DTC Agent Members, (ii) be delivered to the Trustee as custodian for DTC and (iii) in the case of the Restricted Global Notes or the Regulation S Global Notes, bear legends as set forth in Exhibit B.

         Neither members of, nor direct or indirect participants in, DTC ("DTC Agent Members") shall have any rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under the Global Notes, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and DTC Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfer of such Global Notes in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of DTC and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon is unable to locate a qualified successor depository within 90 days of such event, or (ii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes. In all cases, Physical Notes delivered in exchange for any

Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to clause
(b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of any Global Note as an entirety to beneficial owners pursuant to clause (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note delivered in exchange for an interest in a Global Note that is a Restricted Note pursuant to clause (b), (c) or (d) of this
Section 2.16 shall, except as otherwise provided by clause (c) of Section 2.17, bear the Private Placement Legend unless the Issuer determines otherwise in compliance with applicable law.

         (f) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note only if the transferor first delivers to the Trustee
(i) a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and
(ii) at the option of the Trustee and the Issuer, an Opinion of Counsel reasonably satisfactory to the Trustee and the Issuer to the effect that such transfer is in accordance with Regulation S or Rule 144, as the case may be.

         (g) Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (h) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including DTC Agent Members and Persons that may hold interests through DTC Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.17 Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (B)
     (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar and the Issuer a certificate substantially in the form of Exhibit D hereto and, at the request of the Registrar and the Issuer, an Opinion of Counsel reasonably satisfactory to the Registrar and the Issuer to the effect that such transfer is in accordance with the Securities Act or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar and the Issuer a certificate substantially in the form of Exhibit E hereto and, at the request of the Registrar and the Issuer, an Opinion of Counsel reasonably satisfactory to the Registrar or the Issuer to the effect that such transfer is in accordance with the Securities Act; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer and, at the request of the Registrar and the Issuer, the proposed transferor shall deliver an Opinion of Counsel reasonably satisfactory to the Registrar and the Issuer to the effect that such transfer is in accordance with the Securities Act; and


         (ii) if the proposed transferor is a DTC Agent Member holding a beneficial interest in the Restricted Global Note, and the proposed transferee is either a Non-U.S. Person who is receiving a beneficial interest in the Regulation S Global Note or any Person who requests delivery in the form of Physical Notes, upon receipt by the Registrar of
     (A) the documents, if any, required by clause (a)(i) of this Section 2.17 and (B) instructions given in accordance with DTC's and the Registrar's procedures, whereupon (C) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and (D) (I) with respect to transfers to a Non-U.S. Person receiving a beneficial interest in the Regulation S Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note transferred or (II) with respect to a Person who requests delivery in the form of Physical Notes, the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

         (i) (A) if the Restricted Note consists of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (B) if the Restricted Note consists of an interest in the Restricted Global Note, unless otherwise provided in this Indenture, the transfer of such interest may only be effected through the book-entry system maintained by the Depository; and

         (ii) if the proposed transferee is a DTC Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(A) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges and agrees to the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and further agrees that it shall transfer such Note only as provided in this Indenture.

         The Registrar shall retain for a period of three years, copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

     SECTION 2.18 Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 2.19 Issuance of Additional Notes.

         The Issuer shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Original Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with
Section 4.06.

         With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (i) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

                  (ii) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (iii) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

                  (iv) whether such Additional Notes shall be transfer restricted securities or shall be registered securities issued in the form of Exchange Notes.

                                 ARTICLE THREE

                                   REDEMPTION

     Section 3.01 Election To Redeem; Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to Section 3.07 of this Indenture, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption shall comply with the conditions contained in Section 3.07 of this Indenture. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to
Section 3.03.

     Section 3.02 Selection by Trustee of Notes To Be Redeemed.

         In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of a Qualified Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03      Notice of Redemption.

         At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

         The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN numbers thereof, if any) and shall state:

         (1) the Redemption Date;

         (2) the redemption price and the amount of premium, if any, and accrued and unpaid interest to be paid;

         (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (4) the name and address of the Paying Agent;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

         (7) the provision of this Indenture pursuant to which the Notes called for redemption are being redeemed;

         (8) the aggregate principal amount of Notes that are being redeemed;
     and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

         At the Issuer's written request made at least two Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense; provided, however, that the Issuer shall deliver to the Trustee at least 45 days prior to the Redemption Date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 3.04 Effect of Notice of Redemption.

         Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     SECTION 3.05 Deposit of Redemption Price.

         On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

         On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been deposited with the Paying Agent in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of, premium, if any, and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

     SECTION 3.06 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.07 Optional Redemption.

         The Issuer, at its option, may redeem the Notes, in whole, at any time, or in part from time to time, in each case, on or after November 15, 2007, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the 12 month period beginning on November 15 of each year listed below:

         Year                                        Redemption Price
         ----                                        ----------------
         2007 ......................................     103.313%
         2008 ......................................     101.656%
         2009 and thereafter .......................     100.000%

         At any time prior to November 15, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Eq-uity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

     SECTION 3.08 Purchase of Notes.

         The Issuer or any of its Subsidiaries shall have the right at any time and from time to time to purchase Notes in the open market (which shall include purchase from or through an investment dealer, investment bank or firm holding membership in a stock exchange or the National Association of Securities Dealers, Inc.) or by tender or by private contract or otherwise, at any price, provided that the Issuer complies with any securities laws or regulations applicable to any such purchase including, but not limited to Rule 14e-1 under the Exchange Act.

                                  ARTICLE FOUR

                                    COVENANTS

     SECTION 4.01 Payment of Notes.

         The Issuer shall pay the principal of and interest (including all Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (if other than the Issuer, a Subsidiary of the Issuer or any Guarantor) holds on that date money designated for and sufficient to pay such installment.

         The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue installments of interest, to the extent lawful, at the rate specified in the Notes.

     SECTION 4.02 Reports to Holders.

         Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and to the Holders (which may be made by electronic delivery, if consented to by the recipient), upon request to any Holder, within the time periods specified (including any grace periods or extensions permitted by the SEC) in the SEC's rules and regulations (and, upon request, will so furnish to securities analysts and prospective investors in the Notes):

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these forms, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to the annual information only, a re-port on the annual financial statements by the Issuer's certified independent accountants; and

         (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

         In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept the filing) and make the information available to prospective investors upon request. The Issuer has agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.03 Waiver of Stay, Extension or Usury Laws.

         The Issuer and any Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and any Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and any Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.04 Compliance Certificate.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and any Guarantors are taking or propose to take with respect thereto.

         (b) The Issuer and any Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer and any Guarantors are taking or propose to take with respect thereto.

         (c) The Issuer's fiscal year currently ends on December 31. The Issuer shall promptly provide written notice to the Trustee of any change in its fiscal year.

     SECTION 4.05 Taxes.

         The Issuer and any Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

     SECTION 4.06 Limitations on Additional Indebtedness.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

         Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

         (1) Indebtedness of the Issuer and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (i) $110 million, less the sum of (x) the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described in Section 4.10 and (y) the aggregate Outstanding Receivables Amount with respect to Qualified Securitization Transactions and (ii) the sum of (x) 75% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries and (y) 50% of the net book value of the inventory of the Issuer and the Restricted Subsidiaries.

         (2) the Notes issued on the Issue Date (and any registered exchange Notes issued in exchange for such Notes) and the Note Guarantees;

         (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

         (4) Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations are designed to protect against fluctuations in interest or currency rates or commodity prices and (b) in the case of any Hedging Obligations under clause (1) of the definition thereof, (I) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (II) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the amount of the Indebtedness to which such Hedging Obligations relate;

         (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

         (6) Indebtedness in respect of bid, payment, performance, appeal or surety bonds and other similar obligations issued for the account of the Issuer or any Restricted Subsidiary, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, payment, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed);

         (7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Indebtedness under Capitalized Lease Obligations, industrial revenue bonds or mortgage financing incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of development of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding 5% of Consolidated Net Tangible Assets;

         (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

         (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

         (10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or clause (15) below;

         (11) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor incurred pursuant to the Coverage Ratio Exception or another clause in this Section 4.06;

         (12) Indebtedness of the Issuer or any Restricted Subsidiary (including letters of credit) in order to provide security for workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance arrangements, reclamation, statutory obligations, surety and appeal bonds, government contracts, return-of-money bonds, or similar requirements of the Issuer or any Restricted Subsidiary in the ordinary course of business;

         (13) customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer or any Restricted Subsidiary, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

         (14) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $100 million at any time outstanding; and

         (15) Indebtedness of the Issuer or any Restricted Subsidiary incurred during any Suspension Period.

         For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer may, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

         The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

     SECTION 4.07 Limitations on Restricted Payments.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

         (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

         (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

         (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5) or (7) below), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

                  (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are publicly available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, plus

                  (c) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

                  (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the amount received with respect to such Investment less the cost of the disposition of such Investment and net of taxes and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

                  (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

         The foregoing provisions shall not prohibit:

         (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 90 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

         (2) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

         (3) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;

         (4) the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.5 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years, provided that not more than $5.0 million of unused amounts from previous calendar years may be utilized in any single calendar year);

         (5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

         (6) the payment of dividends on the Issuer's common stock in an amount per year not to exceed $25 million;

         (7) Restricted Payments made during any Suspension Period;

         (8) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of the Issuer pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; and

         (9) other Restricted Payments of up to $25 million in the aggregate since the Issue Date;

provided that (a) in the case of any Restricted Payment pursuant to clause (6) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

     SECTION 4.08 Limitations on Liens.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

         (1) in the case of any Lien that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

         (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

     SECTION 4.09 Limitations on Transactions with Affiliates.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

         (2) the Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction involving aggregate value in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

                  (b) with respect to any Affiliate Transaction involving aggregate value of $25 million or more, the certificate described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

         The foregoing restrictions shall not apply to:

         (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

         (2) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

         (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

         (4) loans and advances permitted by clause (3) of the definition of "Permitted Investments;"

         (5) Restricted Payments which are made in accordance with Section 4.07;

         (6) any transaction with an Affiliate to the extent involving Qualified Equity Interests;

         (7) transactions with a Person that is an Affiliate solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person; provided that no Affiliate of the Issuer (other than a Restricted Subsidiary) owns Equity Interests in such Person;

         (8) any transaction with an Affiliate entered into during any Suspension Period;

         (9) sales of Qualified Equity Interests for cash by the Issuer to an Affiliate;

         (10) any agreement as in effect as of the Issue Date and disclosed in the Offering Memorandum with respect to the initial Notes (including agreements disclosed by incorporation by reference therein) or any extension, amendment or modification thereto (so long as such extension, amendment or modification satisfies the requirements set forth in clause
     (1) of the first paragraph of this Section 4.09) or any transaction contemplated thereby;

         (11) transactions between the Issuer or any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture;

         (12) purchases and sales of raw materials or inventory in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this Section 4.09; or

         (13) transactions with suppliers or purchasers for the sale or purchase of goods in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this Section 4.09.

     Section 4.10 Limitation on Asset Sales.

         At any time other than during a Suspension Period, the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

         (2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

         For purposes of clause (2), the following shall be deemed to be cash:

         (a) the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is assumed (expressly or by operation of law) by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is no longer liable,

         (b) the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

         (c) the Fair Market Value of any assets received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

         If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10.

         If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

         (1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

         (2) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

         (3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

         (4) in the case of any Restricted Subsidiary that is not a Guarantor, repay Indebtedness of such Restricted Subsidiary.

         The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

         When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

         (1) the Issuer will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

         (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

         (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

         (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

         To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

         In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this
Section 4.10 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

         The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of this compliance.

     SECTION 4.11 Limitation on the Issuance or Sale of Equity
                  Interests of Restricted Subsidiaries.

         At any time other than during a Suspension Period, the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except
(1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, (2) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary or (3) to a third party to the extent the Issuer would be permitted to make an Investment in the remaining Equity Interests of such Restricted Subsidiary pursuant to Section 4.07. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section 4.11 but is subject to Section 4.10.

     SECTION 4.12 Limitations on Dividend and Other
                  Restrictions Affecting Restricted Subsidiaries.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distributions on or in respect of its Equity Interests;

         (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

         (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

         (1) encumbrances or restrictions existing under or by reason of applicable law;

         (2) encumbrances or restrictions existing under this Indenture, the Notes and any Note Guarantees;

         (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

         (4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

         (5) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

         (6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

         (7) any instrument governing Acquired Indebtedness or any agreement of any Person that was acquired after the Issue Date, in either case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

         (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive in the aggregate than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date;

         (9) provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

         (10) Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) of this Section 4.12 on the assets acquired;

         (11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive in the aggregate with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

         (12) encumbrances or restrictions incurred or entered into during any Suspension Period.

     Section 4.13 [Reserved]

     Section 4.14 Legal Existence.

         Subject to Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or fran-chise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the loss thereof would not, individually or in the aggregate, be adverse in any material respect to the business, financial condition or results of operations of the Issuer and its Restricted Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders

     SECTION 4.15 Change of Control Offer.

         (a) Upon the occurrence of any Change of Control (other than a Change of Control that occurs during a Suspension Period), the Issuer shall be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding Notes at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date in accordance with this Section 4.15.

         (b) Within 30 days following any Change of Control, the Issuer shall send by first-class mail, postage prepaid, or cause to be mailed, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

         (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered shall be accepted for payment;

         (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

         (3) that any Note not tendered shall continue to accrue interest;

         (4) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that such Change of Control Offer shall remain open for at least 20 Business Days and that Holders accepting the offer to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

         (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

         (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

         (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

         (9) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) (i) If the Issuer or any Restricted Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Issuer or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Issuer shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Issuer shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Issuer's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Issuer shall not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with Change of Control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control Triggering Event under this Indenture.

         The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

         The Issuer is not required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner and at the time and otherwise in compliance with this Section 4.15, and
(ii) purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

     SECTION 4.16 [Reserved]

     SECTION 4.17 [Reserved]

     SECTION 4.18 Limitations on Layering Indebtedness.

         At any time other than during a Suspension Period, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

     SECTION 4.19 Limitations on Designation of Unrestricted Subsidiaries.

         The Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

         (1) no Default shall have occurred and be continuing after giving effect to such Designation; and

         (2) the Issuer would be permitted to make an Investment in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date (and in the case of any Designation occurring during a Suspension Period, the Issuer could make such Investment if such Suspension Period were not then in effect).

         No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

         (1) has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

         (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.07.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under Section 4.06 or the Lien is not permitted under the covenant described under Section 4.08 the Issuer shall be in default of the applicable covenant.

         The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

         (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

         (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

         All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

     Section 4.20 Limitations on Sale and Leaseback Transactions.


         The Issuer shall not, and shall not permit any Restricted
Subsidiary to enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

         (1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.06 and (b) incurred a Lien on such assets pursuant to
     Section 4.08; and

         (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction.



                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

     Section 5.01 Limitation on Mergers, Amalgamations,
                  Consolidations, Etc.

         The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, merge or amalgamate with or into (other than a merger, amalgamation or plan of arrangement with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to a State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

         (1) either:

                  (a) the Issuer will be the surviving or continuing Person; or

                  (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement;

         (2) at any time other than during a Suspension Period, immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

         (3) at any time other than during a Suspension Period, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         Except as provided in Section 10.05, no Guarantor may consolidate or amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

                  (4) either:

                           (a) such Guarantor will be the surviving or
                  continuing Person; or

                           (b) the Person formed by or surviving any such
                  consolidation or merger, amalgamation or plan of arrangement assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

                  (5) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

         Upon any consolidation, combination, merger or amalgamation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

         Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

     SECTION 6.01 Events of Default.

                  Each of the following is an "Event of Default":

                  (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

                  (2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

                  (3) failure by the Issuer to comply with any of its agreements or covenants described in Section 5.01 or in respect of its obligations to make a Change of Control Offer as described in Section 4.15;

                  (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

                  (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                           (a) is caused by a failure to pay when due principal
                  on such Indebtedness within the applicable express grace period,

                           (b) results in the acceleration of such Indebtedness
                  prior to its express final maturity or

                           (c) results in the commencement of judicial
                  proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $25 million or more;

                  (6) one or more final and non-appealable judgments or orders that exceed $25 million in the aggregate (net of amounts covered by insurance or bonded or paid) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

                  (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (c) consents to the appointment of a Custodian of it
                  or for all or substantially all of its assets, or

                           (d) makes a general assignment for the benefit of its
                  creditors;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Issuer or any
                  Significant Subsidiary as debtor in an involuntary case,

                           (b) appoints a Custodian of the Issuer or any
                  Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

                           (c) orders the liquidation of the Issuer or any
                  Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

         The Issuer is required to deliver to the Trustee annually a statement regarding compliance with this Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

         Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

     SECTION 6.02 Acceleration.

         If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section
6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

         The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section
6.03 shall be reimbursed to the Trustee by the Issuer.

     SECTION 6.04 Waiver of Past Defaults and Events of Default.

         Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05 Control by Majority.

         The Holders of a majority in principal amount of the Notes outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.06 Limitation on Suits.

         Subject to Section 6.08, a Holder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

         (5) no direction which in the reasonable opinion of the Trustee is inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

         However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (in the case of any interest payment, after giving effect to the grace period specified in clause (1) of Section 6.01).

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07 No Personal Liability of Directors, Officers, Employees and
                  Stockholders.

         No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

     SECTION 6.08 Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on such Note (including Additional Interest) on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     SECTION 6.09 Collection Suit by Trustee.

         If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.10 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

     SECTION 6.11 Priorities.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         FIRST:            to the Trustee for amounts due under Section 7.07;

         SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

         THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

     SECTION 6.12 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

     SECTION 7.01 Duties of Trustee.

         (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, the accuracy of the signatures or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of Sections 6.04 and 6.05.

         (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, paragraphs (a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

     SECTION 7.02 Rights of Trustee.

         Subject to Section 7.01:

         (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

         (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform in all material respects to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

         (5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (7) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

         (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document.

         (9) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         (10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (11) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which may be incurred therein or thereby.

         (12) The Trustee shall not be responsible for any information contained in any notice provision provided to the Trustee by the Issuer for distribution to the Holders.

     SECTION 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

     SECTION 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be re-sponsible for any statement in the Notes, any Note Guarantee or this Indenture other than the Trustee's certificate of authentication.

     SECTION 7.05 Notice of Defaults.

         If a Default occurs and is continuing and if the Trustee has actual knowledge of such default, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note or a default in the observance or performance of any of the obligations of the Issuer under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Holders.

     SECTION 7.06 Reports by Trustee to Holders.

         If required by TIA ss. 313(a), within 90 days after December 31 of any year, commencing December 31, 2001 the Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

         Reports pursuant to this Section 7.06 shall be transmitted by mail:

         (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

         (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     SECTION 7.07 Compensation and Indemnity.

         The Issuer and any Guarantors shall pay to the Trustee and each Agent from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and any Guarantors shall reimburse the Trustee and each Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer and any Guarantors shall, jointly and severally, indemnify each of the Trustee and any predecessor Trustee (which for purposes of this Section 7.07 shall include such Trustee's officers, directors, employees and agents) and each Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Issuer and any Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee or Agent, as the case may be, shall notify the Issuer and any Guarantors in writing promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or such Agent to so notify the Issuer and any Guarantors shall not relieve the Issuer and any Guarantors of their obligations hereunder.

         Notwithstanding the foregoing, the Issuer and any Guarantors need not reimburse the Trustee or any Agent for any expense or indemnify it against any loss or liability incurred by the Trustee or such Agent, as the case may be, resulting from its own negligence, willful misconduct or bad faith. To secure the payment obligations of the Issuer and any Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and any Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and any Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

         When the Trustee incurs expenses (including reasonable fees and expenses of its Agents and counsel) or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

         For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article Nine.

SECTION 7.08      Replacement of Trustee.

         The Trustee may resign by so notifying the Issuer and any Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer's written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

         (1) the Trustee fails to comply with Section 7.10 hereof;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of performing its duties hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify the Holders of such event and shall promptly appoint a successor Trustee. Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Inden-ture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's and any Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 Successor Trustee by Consolidation, Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10 Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1).

     SECTION 7.11 Preferential Collection of Claims Against Issuer.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

     SECTION 7.12 Paying Agents.

         The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

         (1) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer, any Guarantor or by any other obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

         (2) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

         (3) that it shall give the Trustee written notice within three Business Days of any failure of the Issuer, any Guarantor or by any obligor on the Notes in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                 ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 8.01 Without Consent of Holders.

         The Issuer and any Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, when an Officers' Certificate is provided stating that such amendment or supplement complies with the provisions of this Section 8.01, may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

         (1) to comply with Section 5.01;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) [Reserved];

         (4) to cure any ambiguity, defect or inconsistency;

         (5) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

         (6) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 in a manner that does not adversely affect the rights of any Holder;

         (7) to provide for the assumption of the Issuer's obligations to Holders in the case of a merger or acquisition in accordance with the terms of this Indenture;

         (8) to make any other change that does not materially adversely affect the rights of any Holders hereunder; or

         (9) to maintain the qualification of this Indenture under the TIA.

         The Trustee is hereby authorized to join with the Issuer and any Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

     SECTION 8.02 With Consent of Holders.

         The Issuer (when authorized by a Board Resolution) and any Guarantors (when authorized by a Board Resolution) may, subject to Section 8.06, direct the Trustee to modify or supplement this Indenture, the Note Guarantees and/or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, provided that:

         (a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under Section 4.15 or the related definitions that could adversely affect the rights of any Holder; and

         (b) without the consent of each Holder affected, the Issuer and the Trustee may not:

             (1) change the maturity of any Note;

             (2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

             (3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

             (4) make any Note payable in money or currency other than that stated in the Notes;

             (5) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

             (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

             (7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

             (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

             (9) make any change in these amendment and waiver provisions.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

         Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and any Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     SECTION 8.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 8.04 Revocation and Effect of Consents.

         Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

         An amendment, supplement, waiver or other action becomes effective in accordance with its terms and thereafter shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note.

     SECTION 8.05 Notation on or Exchange of Notes.

         If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall at the expense of the Issuer place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, any Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 8.06 Trustee To Sign Amendments, Etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Sections 7.01 and 7.02, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against the Issuer and any Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 9.01 Discharge of Indenture.

         The Issuer may terminate its obligations under the Notes and this Indenture as well as the obligations of any Guarantors under their respective Note Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01 if:

         (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

         (2) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to
     Section 3.07 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

         (3) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

         Notwithstanding the first paragraph of this Section 9.01, the Issuer's obligations in Sections 2.06, 2.07, 2.08, 2.09, 7.07, 9.05 and 9.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes are no longer outstanding, the Issuer's obligations in Section 7.07, 9.05 and 9.06 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon written request of the Issuer shall acknowledge in writing the discharge of the Issuer's and each Guarantor's obligations under the Notes, the Note Guarantees and this Indenture, as the case may be, except for those surviving obligations specified above.

         SECTION 9.02 Legal Defeasance.

         The Issuer may at its option at any time, by Board Resolution of the Issuer, be discharged from its obligations with respect to the Notes and any Guarantors discharged from their obligations under their respective Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, "Legal Defeasance" means that the Issuer and any Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
9.08 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Notes, such Note Guarantees and this Indenture, as the case may be, insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.04, 2.05, 2.07, 2.08 and 2.11, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee pursuant to Section 7.07) and
(D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

     SECTION 9.03 Covenant Defeasance.

         At the option of the Issuer, pursuant to a Board Resolution of the Issuer, the Issuer and any Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA),
4.06 through 4.13, inclusive, and 4.15 and clause (a)(iii) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that the Issuer and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clause (3) or (4) of Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay all remaining principal and interest on the Notes when due, the Issuer's obligations and the obligations of the Guarantors under this Indenture will be revived and no such Covenant Defeasance shall be deemed to have occurred.

     SECTION 9.04 Conditions to Legal Defeasance or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

         (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

             (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

         (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

         (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing)or, in so far as Section 6.01(7) or 6.01(8) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period),

         (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

         (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

         (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

     SECTION 9.05 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

         All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer and any Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 9.06 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture, the Notes and the Note Guarantees, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance this Article Nine; provided that if the Issuer or any Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations, as the case may be, held by the Trustee or Paying Agent.

     SECTION 9.07 Moneys Held by Paying Agent.

         In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Issuer upon a Company Request (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 9.08 Moneys Held by Trustee.

         Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or any Guarantor in trust for the payment of the principal of, or premium, if any, or inter-est on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable, shall be repaid to the Issuer (or, if appropriate, any Guarantor) upon a Company Request, or if such moneys are then held by the Issuer or any Guarantor in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and any Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and any Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to
Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or any Guarantor or the release of any money held in trust by the Issuer or any Guarantor, as the case may be, Holders entitled to the money must look only to the Issuer and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

     SECTION 10.01 Note Guarantee.

         Subject to the provisions of this Article Ten each Guarantor hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and Additional Interest, if any, with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Additional Interest, if any, with respect to the Notes and all other obligations of the Issuer or any Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

         Each Guarantor, by execution of the Note Guarantee, agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, by execution of the Note Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that such Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and such Note Guarantee. The Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Note Guarantee.

         The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         No shareholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Note Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

     SECTION 10.02 Execution and Delivery of Note Guarantee.

         To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after this Article Ten with respect to such Guarantor becomes effective in accordance with Section 10.04 and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticate the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

     SECTION 10.03 Limitation of Note Guarantee.

         The obligations of each Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (1) of Section 4.06) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly impermissible transaction under federal or state law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     SECTION 10.04 Additional Guarantors.

         If any Restricted Subsidiary that is not a Guarantor incurs any Indebtedness (other than Indebtedness owing to the Issuer or another Restricted Subsidiary), including any guarantee of any Indebtedness of the Issuer or a Restricted Subsidiary (other than a guarantee of Indebtedness owing to the Issuer or a Restricted Subsidiary), then the Issuer shall cause such Restricted Subsidiary to:

         (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall issue a Note Guarantee; and

         (2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

         Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture. The Issuer may cause any other Restricted Subsidiary of the Issuer to issue a Note Guarantee and become a Guarantor. At any time the Indebtedness or guarantee of Indebtedness referred to above is repaid or released without further obligation by such Restricted Subsidiary, such Restricted Subsidiary need no longer be a Guarantor for purposes of this Section 10.04, and the Trustee shall promptly execute such documents and instrument as the Issuer or such Restricted Subsidiary may request to evidence the termination of the applicable Guarantee.

         The Issuer and its Restricted Subsidiaries shall not be required to comply with the provisions of this Section 10.04 during any Suspension Period.

     SECTION 10.05 Release of Guarantor.

         A Guarantor shall be released from all of its obligations under its Note Guarantee if:

         (i) the Guarantor has sold all of its assets or the Issuer and its Restricted Subsidiaries have sold all of the Equity Interests of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.10 and 5.01);

         (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuer or another Guarantor in a transaction in compliance with Section 5.01; or

         (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture;

and in each such case, the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

         If all of the conditions to release contained in this Section 10.05 have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuer or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

     SECTION 10.06 Waiver of Subrogation.

         Each Guarantor, by execution of its Note Guarantee, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under such Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of its Note Guarantee, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

     SECTION 11.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 11.02 Notices.

         Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

         If to the Issuer or any Guarantor:

                Massey Energy Company
                4 North Fourth Street
                Richmond, VA 23219

                Attention: General Counsel

                Fax Number: (804) 788-1804

with a copy to:

                Hunton & Williams LLP
                Riverfront Plaza-East Tower
                951 E. Byrd Street
                Richmond, VA  23219

                Attention:  J. Waverley Pulley, III

                Fax Number:  (804) 788-8218

         If to the Trustee:

                Wilmington Trust Company
                Rodney Square North
                1100 North Market Street
                Wilmington, Delaware   19890

                Attention :  Corporate Capital Markets

                Fax Number:  (302) 636-4145

         Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

         The Issuer, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     SECTION 11.03 Communications by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

         (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05 Statements Required in Certificate and Opinion.

         Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

     SECTION 11.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

     SECTION 11.07 [Reserved].

     SECTION 11.08 Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 11.09 Agent for Service; Submission to Jurisdiction; Waiver of
                   Immunities.

         By the execution and delivery of this Indenture, each of the Issuer and each Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed National Registered Agents, Inc. as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that National Registered Agents, Inc. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon National Registered Agents, Inc. and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 11.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of National Registered Agents, Inc., in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer may and shall (to the extent National Registered Agents, Inc. ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 11.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) is either (x) counsel for the Issuer or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.09. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and any Guarantors, if any, appointed and acting in accordance with this Section 11.09.

         To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

     SECTION 11.10 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

     SECTION 11.11 No Recourse Against Others.

         No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or any Guarantor or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any shareholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

     SECTION 11.12 Successors.

         All agreements of the Issuer and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

     SECTION 11.13 Multiple Counterparts.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

     SECTION 11.14 Table of Contents, Headings, Etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 11.15 Separability.

         Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                     MASSEY ENERGY COMPANY


                                     By:  /s/ Baxter F. Phillips, Jr.
                                          --------------------------------------
                                          Name: Baxter F. Phillips, Jr.
                                          Title: Senior Vice President and Chief
                                                  Financial Officer

                                     A.T. MASSEY COAL COMPANY, INC.

                                     By:  /s/ Baxter F. Phillips, Jr.
                                          --------------------------------------
                                          Name: Baxter F. Phillips, Jr.
                                          Title: Senior Vice President and Chief
                                                  Financial Officer

                                     HOPKINS CREEK COAL COMPANY
                                     JOBONER COAL COMPANY
                                     RUSSELL FORK COAL COMPANY
                                     T.C.H. COAL CO.


                                     By:  /s/ Baxter F. Phillips, Jr.
                                          --------------------------------------
                                          Name: Baxter F. Phillips, Jr.
                                          Title: President

                                     MASSEY COAL SERVICES, INC.

                                     By:  /s/ Baxter F. Phillips, Jr.
                                          --------------------------------------
                                          Name: Baxter F. Phillips, Jr.
                                          Title: Vice President


                          SIGNATURE PAGE TO INDENTURE

                                     APPALACHIAN CAPITAL MANAGEMENT CORP.
                                     BIG SANDY VENTURE CAPITAL CORP.
                                     BLUE RIDGE VENTURE CAPITAL CORP.
                                     CAPSTAN MINING COMPANY
                                     CENTRAL PENN ENERGY COMPANY, INC.
                                     CONTINUITY VENTURE CAPITAL CORP.
                                     DRIH CORPORATION
                                     FEATS VENTURE CAPITAL CORP.
                                     HADEN FARMS, INC.
                                     MASSEY COAL SALES COMPANY, INC.
                                     MASSEY NEW ERA CAPITAL CORP.
                                     MASSEY TECHNOLOGY INVESTMENTS, INC.
                                     MENEFEE LAND COMPANY, INC.
                                     NEW MARKET LAND COMPANY
                                     NEW MASSEY CAPITAL CORP.
                                     PROGRESSIVE VENTURE CAPITAL CORP.
                                     RAWL SALES VENTURE CAPITAL CORP.
                                     SCARLET DEVELOPMENT COMPANY
                                     SHENANDOAH CAPITAL MANAGEMENT CORP.
                                     SPM CAPITAL MANAGEMENT CORP.
                                     ST. ALBANS CAPITAL MANAGEMENT CORP.
                                     SUN COAL COMPANY, INC.

                                     By:  /s/ James L. Gardner
                                          --------------------------------------
                                          Name: James L. Gardner
                                          Title: President

                                     LAUREN LAND COMPANY
                                     SC COAL CORPORATION

                                     By:  /s/ James L. Gardner
                                          --------------------------------------
                                          Name: James L. Gardner
                                          Title: Vice President


                          SIGNATURE PAGE TO INDENTURE

                                     GREYEAGLE COAL COMPANY
                                     TENNESSEE CONSOLIDATED COAL COMPANY
                                     TENNESSEE ENERGY CORP.
                                     THUNDER MINING COMPANY

                                     By:  /s/ Michael D. Bauersachs
                                          --------------------------------------
                                          Name: Michael D. Bauersachs
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     ALEX ENERGY, INC.
                                     GREEN VALLEY COAL COMPANY
                                     MAJESTIC MINING, INC.
                                     NICCO CORPORATION
                                     PEERLESS EAGLE COAL CO.

                                     By:  /s/ David C. Hughart
                                          --------------------------------------
                                          Name: David C. Hughart
                                          Title: President

                          SIGNATURE PAGE TO INDENTURE

                                     ARACOMA COAL COMPANY, INC.
                                     HIGHLAND MINING COMPANY
                                     LOGAN COUNTY MINE SERVICES, INC.

                                     By:  /s/ Dwayne Francisco
                                          --------------------------------------
                                          Name: Dwayne Francisco
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BANDMILL COAL CORPORATION

                                     By:  /s/ Eric D. Salyer
                                          --------------------------------------
                                          Name: Eric D. Salyer
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BARNABUS LAND COMPANY
                                     DEHUE COAL COMPANY


                                     By:  /s/ Harold Osborne
                                          --------------------------------------
                                          Name: Harold Osborne
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BELFRY COAL CORPORATION
                                     NEW RIDGE MINING COMPANY
                                     SIDNEY COAL COMPANY, INC.

                                     By:  /s/ Sidney R. Young, III
                                          --------------------------------------
                                          Name: Sidney R. Young, III
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BLACK KING MINE DEVELOPMENT CO.
                                     BOONE EAST DEVELOPMENT CO.
                                     BOONE WEST DEVELOPMENT CO.
                                     CABINAWA MINING COMPANY
                                     CENTRAL WEST VIRGINIA ENERGY COMPANY
                                     CERES LAND COMPANY
                                     DEMETER LAND COMPANY
                                     LAXARE, INC.
                                     RAVEN RESOURCES, INC.

                                     By:  /s/ R. Freal Mize
                                          --------------------------------------
                                          Name: R. Freal Mize
                                          Title: President

                                     MASSEY GAS & OIL COMPANY
                                     NEW RIVER ENERGY CORPORATION

                                     By:  /s/ R. Freal Mize
                                          --------------------------------------
                                          Name: R. Freal Mize
                                          Title: Vice President


                          SIGNATURE PAGE TO INDENTURE

                                     BEN CREEK COAL COMPANY

                                     By:  /s/ Bruce A. Johnson
                                          --------------------------------------
                                          Name: Bruce A. Johnson
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BOONE ENERGY COMPANY
                                     MARFORK COAL COMPANY, INC.

                                     By:  /s/ Johnny R. Jones
                                          --------------------------------------
                                          Name: Johnny R. Jones
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     CLEAR FORK COAL COMPANY
                                     ELK RUN COAL COMPANY, INC.

                                     By:  /s/ Larry Ward
                                          --------------------------------------
                                          Name: Larry Ward
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     CRYSTAL FUELS COMPANY

                                     By:  /s/ George E. Dotson
                                          --------------------------------------
                                          Name: George E. Dotson
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     SUPPORT MINING COMPANY

                                     By:  /s/ Andrew F. Ashurst
                                          --------------------------------------
                                          Name: Andrew F. Ashurst
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     DUNCAN FORK COAL COMPANY
                                     DUCHESS COAL COMPANY
                                     HAZY RIDGE COAL COMPANY
                                     JACKS BRANCH COAL COMPANY
                                     LICK BRANCH COAL COMPANY
                                     MINE MAINTENANCE, INC.
                                     PETER CAVE MINING COMPANY
                                     RUM CREEK SYNFUEL COMPANY
                                     TRACE CREEK COAL COMPANY

                                     By:  /s/ Danny C. Cox
                                          --------------------------------------
                                          Name: Danny C. Cox
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     FOOTHILLS COAL COMPANY

                                     By:  /s/ Jeffrey M. Jarosinski
                                          --------------------------------------
                                          Name: Jeffrey M. Jarosinski
                                          Title: Treasurer


                          SIGNATURE PAGE TO INDENTURE

                                     KANAWHA ENERGY COMPANY

                                     By:  /s/ Randy Cunningham
                                          --------------------------------------
                                          Name: Randy Cunningham
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     STIRRAT COAL COMPANY

                                     By:  /s/ Kevin T. Varney
                                          --------------------------------------
                                          Name: Kevin T. Varney
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     GOALS COAL COMPANY
                                     WILLIAMS MOUNTAIN COAL COMPANY

                                     By:  /s/ Michael A. Milam
                                          --------------------------------------
                                          Name: Michael A. Milam
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     INDEPENDENCE COAL COMPANY, INC.

                                     By:  /s/ Jeffrey W. Walkup
                                          --------------------------------------
                                          Name: Jeffrey W. Walkup
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     KNOX CREEK COAL CORPORATION

                                     By:  /s/ David P. Kramer
                                          --------------------------------------
                                          Name: David P. Kramer
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     LONG FORK COAL COMPANY

                                     By:  /s/ Cathy Frazier
                                          --------------------------------------
                                          Name: Cathy Frazier
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BIG BEAR MINING COMPANY
                                     DELBARTON MINING COMPANY
                                     DOUGLAS POCAHONTAS COAL CORPORATION
                                     ROBINSON-PHILLIPS COAL COMPANY
                                     ROCKRIDGE COAL COMPANY
                                     SHANNON-POCAHONTAS COAL CORPORATION
                                     TOWN CREEK COAL COMPANY
                                     WYOMAC COAL COMPANY, INC.
                                     RAWL SALES & PROCESSING CO.
                                     LYNN BRANCH COAL COMPANY, INC.
                                     ROAD FORK DEVELOPMENT COMPANY, INC.
                                     SPARTAN MINING COMPANY
                                     STONE MINING COMPANY
                                     SYCAMORE FUELS, INC.
                                     VANTAGE MINING COMPANY

                                     By:  /s/ Macs E. Hall
                                          --------------------------------------
                                          Name: Macs E. Hall
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     MARTIN COUNTY COAL CORPORATION
                                     PILGRIM MINING COMPANY, INC.

                                     By:  /s/ Hiram Mahon
                                          --------------------------------------
                                          Name: Hiram Mahon
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     NICHOLAS ENERGY COMPANY

                                     By:  /s/ Mike Snelling
                                          --------------------------------------
                                          Name: Mike Snelling
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     OMAR MINING COMPANY

                                     By:  /s/ Mitchell McKinley Kalos
                                          --------------------------------------
                                          Name: Mitchell McKinley Kalos
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     POWER MOUNTAIN COAL COMPANY

                                     By:  /s/ James S. Smith
                                          --------------------------------------
                                          Name: James S. Smith
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     RUM CREEK COAL SALES, INC.

                                     By:  /s/ Richard Zigmond
                                          --------------------------------------
                                          Name: Richard Zigmond
                                          Title President


                          SIGNATURE PAGE TO INDENTURE

                                     PERFORMANCE COAL COMPANY

                                     By:  /s/ Bill M. Potter
                                          --------------------------------------
                                          Name: Bill M. Potter
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     WHITE BUCK COAL COMPANY

                                     By:  /s/ Larry M. Roop
                                          --------------------------------------
                                          Name: Larry M. Roop
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     BANDYTOWN COAL COMPANY
                                     EAGLE ENERGY, INC.

                                     By:  /s/ Kenny Williams
                                          --------------------------------------
                                          Name: Kenny Williams
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     M & B COAL COMPANY

                                     BY: WYOMAC COAL COMPANY, INC.

                                     By:  /s/ Macs Hall
                                          --------------------------------------
                                          Name: Macs Hall
                                          Title: President

                                     M & B COAL COMPANY

                                     BY: TOWN CREEK COAL COMPANY

                                     By:  /s/ Macs Hall
                                          --------------------------------------
                                          Name: Macs Hall
                                          Title: President


                          SIGNATURE PAGE TO INDENTURE

                                     SHANNON-POCAHONTAS MINING CO.

                                     BY: SHANNON POCAHONTAS COAL CORPORATION

                                     By:  /s/ Macs Hall
                                          --------------------------------------
                                          Name: Macs Hall
                                          Title: President

                                     SHANNON-POCAHONTAS MINING CO.

                                     BY: OMAR MINING COMPANY

                                     By:  /s/ Mitchell McKinley Kalos
                                          --------------------------------------
                                          Name: Mitchell McKinley Kalos
                                          Title: President

                                     HANNA LAND COMPANY, LLC

                                     BY: A. T. MASSEY COAL COMPANY, INC.

                                     By:  /s/ Baxter F. Phillips, Jr.
                                          --------------------------------------
                                          Name:  Baxter F. Phillips, Jr.
                                          Title: Senior Vice President and
                                                  Chief Financial Officer

                                     HANNA LAND COMPANY, LLC

                                     BY: ALEX ENERGY, INC.

                                     By:  /s/ David C. Hughart
                                          --------------------------------------
                                          Name: David C. Hughart
                                          Title: President

                                     WILMINGTON TRUST COMPANY,
                                     as Trustee

                                     By:       /s/ Mary St. Amand
                                          --------------------------------------
                                          Name: Mary St. Amand
                                          Title: Assistant Vice President

                                                                       EXHIBIT A

                                                                           CUSIP

                              MASSEY ENERGY COMPANY

No.                                                     $[                     ]




                           6.625% SENIOR NOTE DUE 2010

         MASSEY ENERGY COMPANY, a company incorporated under the laws of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] DOLLARS ($[ ]) on November 15, 2010 at the office or agency of the Company referred to below.

         Interest Payment Dates: May 15 and November 15 commencing May 15, 2004.

         Record Dates: May 1 and November 1.

         Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                      MASSEY ENERGY COMPANY


                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:



Dated:  November 10, 2003

Certificate of Authentication

         This is one of the 6.625% Senior Notes due 2010 referred to in the within-mentioned Indenture.

                            WILMINGTON TRUST COMPANY,

                            as Trustee

                            By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



Dated:   November 10, 2003

                            [FORM OF REVERSE OF NOTE]

                               MASSEY ENERGY GROUP

                           6.625% SENIOR NOTE DUE 2010

         1. Interest. MASSEY ENERGY COMPANY, a company incorporated under the laws of Delaware (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.625% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 10, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15, commencing May 15, 2004. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 2.0% per annum.

         2. Method of Payment. If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

         3. Paying Agent and Registrar. Initially, Wilmington Trust Company (the "Trustee") shall act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any of its Affiliates may act as Paying Agent or Registrar.

         4. Indenture. This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.625% Senior Notes due 2010 (herein called the "Notes"). The Company issued the Notes under an Indenture dated as of November 10, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture (the "Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Company shall be entitled to issue Additional Notes pursuant to Section 2.19 of the Indenture. All Notes issued under the Indenture are treated as a single class of securities under the Indenture. The Notes are general unsecured obligations of the Company.

         5. Optional Redemption. The Company, at its option, may redeem the Notes, in whole at any time, or in part from time to time on or after November 15, 2007 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on November 15 of each year listed below:

         Year                                        Redemption Price
         ----                                        ----------------
         2007 ......................................      103.313%
         2008 ......................................      101.656%
         2009 and thereafter .......................      100.000%

         At any time prior to November 15, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

         6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company shall fail to redeem any Notes.

         7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

         8. [Reserved].

         9. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Guarantors, UBS Securities LLC, Citigroup Global Markets Inc. and PNC Capital Markets, Inc. as Initial Purchasers of the Notes, the Company and the Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration

Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

         11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         13. Amendment, Supplement, Waiver, Etc. The Company, any Guarantors and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Act and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, any Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Equity Interests or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Equity Interests of any Restricted Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation shall, except as provided in Article Five, be released from those obligations.

         16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration and the same shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section
6.01 of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

         17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. No Recourse Against Others. No past, present or future director, officer, employee, partner, incorporator or shareholder, of the Company or any Guarantor or any corporate successor thereto shall have any liability for any obligations of the Company under the Notes, the Note Guarantees, the Indenture or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         19. Discharge. The Company's obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of money in United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         20. Note Guarantees. The Note is entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

         23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         If to the Issuer or any Guarantor:

                Massey Energy Company
                4 North Fourth Street
                Richmond, VA  23219

                Fax Number: (804) 788-1801

                Attention: Chief Financial Officer

                   [FORM OF ASSIGNMENT FOR UNRESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                         Your Signature:
     ----------------                        -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)


-----------------------------------
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box:

         |_|      Section 4.10              |_|      Section 4.15

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 -----------------------------------
 (multiple of $1,000)

Date:
     -------------------------------


                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)


------------------------------------
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                                                                       EXHIBIT B

                       [FORM OF PRIVATE PLACEMENT LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO MASSEY ENERGY COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF REQUESTED BY MASSEY ENERGY COMPANY OR THE TRUSTEE, AN OPINION OF COUNSEL ACCEPTABLE TO THEM THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTE, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MASSEY ENERGY COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIRE-

MENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                    [FORM OF ASSIGNMENT FOR RESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms without utilizing any general solicitation or general advertising that:

                                   [Check One]

[  ]  (a)  This Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]  (b)  This Note is being transferred other than in accordance with (a)
           above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                           Your Signature:
     -----------------------                   ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

----------------------------
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------------         -----------------------------------
                                             NOTICE:  To be executed by
                                                      an executive officer

                                                                       EXHIBIT C

                        [FORM OF LEGEND FOR GLOBAL NOTE]

         Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be

                          Delivered in Connection with

             Transfers to Non-QIB Institutional Accredited Investors

                                                               -----------, ----

WILMINGTON TRUST COMPANY
c/o Massey Energy Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware   19890

Attention:  Corporate Capital Markets

                           Re:  Massey Energy Company (the "Company")
                                6.625% Senior Notes due 2010 (the "Notes")

Dear Sirs:

         In connection with our proposed purchase of $ ______ aggregate principal amount of the Notes, we confirm that:

         1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 10, 2003 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws.

         2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we shall do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, at your request, an opinion of counsel acceptable to you and the Company that such transfer is in compliance with the Securities Act,
     (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regu-lation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. We understand that, on any proposed resale of any Notes, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or its investment, as the case may be.

         5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Name of Transferee]

                                   By:
                                        ----------------------------------------

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                ----------, ----



WILMINGTON TRUST COMPANY
c/o Massey Energy Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware   19890

Attention:  Corporate Capital Markets

                           Re:  Massey Energy Company (the "Company")
                                6.625% Senior Notes due 2010 (the "Notes")

Dear Sirs:

         In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You and the Company are each entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                 Very truly yours,

                                 [Name of Transferor]

                                 By:
                                      ------------------------------------------

                                                                       EXHIBIT F

                            [FORM OF NOTE GUARANTEE]

         Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of November 10, 2003, by and between Massey Energy Company, as issuer, the Guarantors and Wilmington Trust Company, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

                                    The Guarantors:

                                    [NAME OF GUARANTOR]



                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:





Dated:  November 10, 2003

                                       F-2